As filed with the Securities and Exchange Commission on January 12, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MOLEKULE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3213164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10455 Riverside Drive
Palm Beach Gardens, Florida	33410
(Address of Principal Executive Offices)	(Zip Code)

MOLEKULE GROUP, INC. 2021 INCENTIVE AWARD PLAN

(Full title of the plan)

Jason DiBona

c/o Molekule Group, Inc.

10455 Riverside Drive

Palm Beach Gardens, FL 33410

(833) 652-5326

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Valerie Ford Jacob, Esq.

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, New York 10022

(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On January 12, 2023, Molekule Group, Inc. (f/k/a AeroClean Technologies, Inc.) (the “Registrant”) completed an acquisition of Molekule, Inc., a Delaware corporation (“Molekule”), pursuant to an Agreement and Plan of Merger dated as of October 3, 2022 (the “Merger Agreement”) by and among the Registrant, Air King Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Registrant (“Merger Sub”), and Molekule. Pursuant to the Merger Agreement, Merger Sub merged with and into Molekule, with Molekule continuing as the surviving entity and a wholly owned subsidiary of the Registrant (the “Merger”). In connection with the closing of the Merger, the Registrant changed its name from AeroClean Technologies, Inc. to Molekule Group, Inc.

The purpose of this Registration Statement on Form S-8 is to register 5,408,083 additional shares of common stock, par value $0.01 per share (the “Shares”), of the Registrant, to be reserved for issuance under the Molekule Group, Inc. 2021 Incentive Award Plan (f/k/a, the AeroClean Technologies, Inc. 2021 Incentive Award Plan, the “Incentive Award Plan”), which are in addition to the 1,386,364 Shares under the Incentive Award Plan registered on the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 29, 2021 (File No. 333-261396) and the 277,552 Shares under the Incentive Award Plan registered on the Registration Statement on Form S-8 filed by the Registrant with the Commission on May 12, 2022 (File No. 333-264889) (together, the “Prior Registration Statements”). The 5,408,083 additional Shares represent: (i) 1,500,000 Shares approved by the Registrant’s stockholders to be reserved for issuance under the Incentive Award Plan, effective May 11, 2022, (ii) 800,000 Shares approved by the Registrant’s stockholders to be reserved for issuance under the Incentive Award Plan, effective October 3, 2022, (iii) 309,939 Shares reserved for issuance under the Incentive Award Plan effective January 1, 2023 by operation of the “evergreen” provision contained in the Incentive Award Plan and (iv) 2,798,144 Shares that represent shares of Molekule common stock that were reserved for issuance pursuant to Molekule’s 2015 Stock Plan (the “2015 Plan”) as adjusted into Shares by the exchange ratio in the Merger; such reserve was assumed by the Registrant and may be used to make grants to certain employees and service providers of the Registrant following the Merger without the requirement for stockholder approval in accordance with Nasdaq Rule 5635(c).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants in the Incentive Award Plan covered by this Registration Statement, as specified by the Commission, pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021 (File No. 001-41096), filed with the Commission on April 1, 2022;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)	The description of the Shares contained in and incorporated by reference into the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 19, 2021 and any amendment or report updating that description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K (File No. 001-41096) filed with the Commission by the Registrant on January 12, 2023)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated January 12, 2023 (incorporated by reference to Exhibit 3.2 to the Registrant's Form 8-K (File No. 001-41096) filed with the Commission by the Registrant on January 12, 2023)

4.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-K (File No. 001-41096) filed with the Commission by the Registrant on January 12, 2023)

4.4*	Form of Common Stock Certificate of the Registrant

5.1*	Opinion of Freshfields Bruckhaus Deringer US LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent)

23.1*	Consent of Citrin Cooperman & Company, LLP, Independent Registered Public Accounting Firm for the Registrant

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Accountants for Molekule, Inc.

23.3*	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

99.1	Molekule Group, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261396) filed with the Commission by the Registrant on November 29, 2021)

99.2	Amendment to Molekule Group, Inc. 2021 Incentive Award Plan (incorporated by reference to Annex F of the Registrant’s Registration Statement on Form S-4 (File No. 333-268872) filed with the Commission by the Registrant on December 19, 2022.

107*	Filing Fee Table

* Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida on the 12th day of January, 2023.

MOLEKULE GROUP, INC.

By:	/s/ Jason DiBona
Name: Jason DiBona
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Jason DiBona and Ryan Tyler as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of January, 2023:

Name	Title
/s/ Jason DiBona	Chief Executive Officer (Principal Executive Officer)
Jason DiBona

/s/ Ryan Tyler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Ryan Tyler

/s/ Amin J. Khoury, Ph.D. (Hon)	Chairman of the Board
Amin J. Khoury, Ph.D. (Hon)

/s/ David Helfet, M.D.	Director
David Helfet, M.D.

/s/ Michael Senft	Director
Michael Senft

/s/ Thomas P. McCaffrey	Director
Thomas P. McCaffrey

/s/ Heather Floyd	Director
Heather Floyd

/s/ Timothy J. Scannell	Director
Timothy J. Scannell

/s/ Stephen M. Ward, Jr.	Director
Stephen M. Ward, Jr.

/s/ Brad Feld	Director
Brad Feld

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